SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)  March 7, 2001
                                               -------------

                        VALUE HOLDINGS, INC.
       (exact name of registrant as specified in its charter)


           (State or other jurisdiction of incorporation)



        0-15076                           59-2388734
(Commission File Number)                (IRS Employer
                                 Identification Number)



     2307 DOUGLAS ROAD, SUITE 400, MIAMI, FL 33145
 (Address of principal executive offices) (Zip Code)


Registrant's Telephone Number, Including Area Code:(305)447-8801

                          N/A
(Former name or former address, if changed since last report)



Item 5.  Other

On March 7, 2001 Network Forest Products Limited, Cutler Forest Products Limited and 471372 Ontario Limited, doing business as Harron Hardware and Building Supplies, all subsidiaries of the Registrant, sought and were granted an order pursuant to the Companies' Creditors Arrangement Act R.S.C. 1985, c. C-36, as amended, by the Ontario Superior Court of Justice. This is not a proceeding under the Bankruptcy and Insolvency Act of Canada.

This order stays the commencement of proceedings by secured and unsecured creditors; prohibits parties to contracts with the companies from terminating those contract; authorizes the companies to file with the court a plan of compromise or arrangement between the companies and their creditors; and allows for the appointment of a monitor. Richter & Partners, Inc. of Ontario, Canada have been appointed as monitor. The companies are required to file a plan of compromise or arrangement within 30 days. The court has the ability to extend that time upon application to it.

The Registrant itself has not made any filing under any bankruptcy code or statutory reorganization scheme either in the United States or Canada.

The Registrant and its subsidiaries intend to carry on their businesses throughout the pendancy of the order.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the unsersigned, hereonto duly authorized.


Value Holdings, Inc.
March 7, 2001

/s/Robert Ziner
   Chairman and Director